Exhibit 16.1

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

This letter will confirm that we reviewed Item 4.02 of the Company's Form 8-K dated February 13, 2009, captioned "Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” and that we agree with the statements made therein.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ CCR LLP

Glastonbury, Connecticut
February 19, 2009